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                                                                Exhibit 11(a)(3)

APPLICATION FORM FOR SHARES IN BEARER FORM AS CF-CERTIFICATES ("POLYGRAM CF-SHARES"), APPLICATION FORM FOR SHARES IN BEARER FORM AS K-CERTIFICATES ("POLYGRAM K-SHARES") AND APPLICATION FORM WHICH ALSO SERVES AS DEED OF TRANSFER FOR SHARES REGISTERED IN THE BAARN REGISTRY OF POLYGRAM N.V. ("POLYGRAM DUTCH REGISTERED SHARES") ("APPLICATION FORM/DEED OF TRANSFER")

Exchange Offer made by
THE SEAGRAM COMPANY LTD.
to acquire all issued Shares of
POLYGRAM N.V.

      THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 3:00 P.M., AMSTERDAM TIME
 (9:00 A.M., NEW YORK CITY TIME), ON FRIDAY, DECEMBER 4, 1998, UNLESS THE OFFER
                                  IS EXTENDED.

This Application Form/Deed of Transfer is to be completed only by holders of PolyGram CF-Shares, PolyGram K-Shares or PolyGram Dutch Registered Shares that wish to tender such shares in the Offer (as defined in the Offering Circular/Prospectus dated November 4, 1998 (the "Offering Circular/Prospectus")). Holders of PolyGram U.S. Registered Shares (as defined in the Offering Circular/Prospectus) wishing to tender such shares in the Offer should complete the Letter of Transmittal/Election Form accompanying the Offering Circular/Prospectus.

The Undersigned,
Name:
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Address:
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City and Postal Code:
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Country:
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Account number            with (bank)                     at
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Hereby applies for, tenders and, if the undersigned is the holder of PolyGram
Dutch Registered Shares, hereby transfers the following numbers of shares in accordance with the terms of the Offer as set forth in the Offering Circular/Prospectus:

For the CASH CONSIDERATION (NLG 115 per PolyGram share, net to the seller in cash without interest thereon):
PolyGram CF-Shares, par value NLG 0.50 per share        (no.)
                                                             -------------------
PolyGram K-Shares, par value NLG 0.50 per share(1)      (no.)
                                                             -------------------
PolyGram Dutch Registered Shares, par value NLG 0.50
  per share                                             (no.)
                                                             -------------------

For the SHARE CONSIDERATION (1.3772 Seagram common shares per PolyGram share)(2):
PolyGram CF-Shares, par value NLG 0.50 per share        (no.)
                                                             -------------------
PolyGram K-Shares, par value NLG 0.50 per share(1)      (no.)
                                                             -------------------
PolyGram Dutch Registered Shares, par value NLG 0.50
  per share                                             (no.)
                                                             -------------------

---------------

(1)PolyGram K-Shares should be attached to this Application Form/Deed of Transfer including the talon and all dividend coupons numbered as from number 9.

(2)Attention is drawn to the limited availability of the Share Consideration:
Share Consideration shall be paid in respect of 34,783,758 PolyGram shares and Cash Consideration shall be paid in respect of all other tendered PolyGram shares. To the extent holders of PolyGram shares elect to receive Share Consideration for more than 34,783,758 shares, each holder making an election to receive Share Consideration will receive Share Consideration in respect of a portion of such shares and Cash Consideration in respect of the remainder of such shares. See "The Offer -- Limited Availability of Share Consideration" in the Offering Circular/Prospectus. ACCORDINGLY, HOLDERS OF POLYGRAM SHARES WHO ELECT TO RECEIVE SHARE CONSIDERATION MAY EXPERIENCE A RANGE OF ACTUAL OUTCOMES BASED UPON THE ELECTIONS OF OTHER POLYGRAM SHAREHOLDERS. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF COMMON SHARES ("SEAGRAM SHARES") OF THE SEAGRAM COMPANY LTD. ("SEAGRAM") OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO THE PRORATION PROCEDURES.

In addition, entitlement to any fractional Seagram Share will be paid in cash only (by multiplying the fractional interest by NLG 83.50). See "The
Offer -- Offer Consideration" in the Offering Circular/Prospectus.
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This Application Form/Deed of Transfer will be retained by the office at which it is lodged until the transfer takes place.

The transfer of ownership of any PolyGram Dutch Registered Shares by this Application Form/Deed of Transfer is subject to the condition that the Offer has been accepted by Seagram or its permitted assigns, and will be effected at the date of delivery of such shares to and receipt of payment from Seagram or its permitted assigns. If the Offer does not proceed, this Application Form/Deed of Transfer will be returned to the undersigned.

Once the transfer has taken place, none of the parties will be entitled to demand that the agreement contained in this Application Form/Deed of Transfer be dissolved or declared null and void.

If PolyGram Dutch Registered Shares are tendered pursuant to this Application Form/Deed of Transfer, insofar as necessary, this Application Form/Deed of Transfer shall serve as a power of attorney of the undersigned to Seagram to transfer on behalf of the undersigned such PolyGram Dutch Registered Shares to Seagram, or its permitted assigns, in accordance with the terms and conditions of this Application Form/Deed of Transfer.

This Application Form/Deed of Transfer and the agreement of transfer and the power of attorney contained herein are governed by Netherlands law.

Holders of PolyGram CF-Shares are requested to sign this Application Form/Deed of Transfer and hand it in at the branch office of their bank or other custodian; holders of PolyGram K-Shares are requested to sign this Application Form/Deed of Transfer and mail or deliver it to MeesPierson N.V., Rokin 55, 1012 KK Amsterdam or at the branch office of their bank or other custodian.

The undersigned hereby declares, also on behalf of those persons whose PolyGram Shares are hereby offered, to Seagram and PolyGram N.V. and every person acting for or on their behalf, that he or she is aware of the restrictions as set out in the Offering Circular/Prospectus which may be applicable to his or her application and tender and that his or her application and tender is not inconsistent with such restrictions.

Holders of PolyGram Dutch Registered Shares are required to sign this Application Form/Deed of Transfer, which serves as Deed of Transfer of PolyGram Dutch Registered Shares, and mail or deliver it to MeesPierson N.V., Rokin 55, 1012 KK Amsterdam.

To (bank/custodian):
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Address (bank/custodian):
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Address (undersigned):
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Date:
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Signature:
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NOTE FOR HOLDERS OF POLYGRAM DUTCH REGISTERED SHARES IN THE BAARN REGISTRY OF
POLYGRAM N.V.

The transfer of PolyGram Dutch Registered Shares shall be effected at the date of delivery of such shares to and receipt of payment from Seagram or its permitted assigns. To this end this Application Form/Deed of Transfer, which serves as Deed of Transfer of PolyGram Dutch Registered Shares, shall be submitted to Seagram, or its permitted assigns, for co-signature or to MeesPierson N.V. to co-sign as legal representative thereof. PolyGram N.V. shall subsequently acknowledge transfer in the form of a declaration bearing a date on this Application Form/Deed of Transfer.

In the event that the Offer to acquire Shares in PolyGram N.V. is not honored, this Application Form/ Deed of Transfer shall be returned to the holder of PolyGram Dutch Registered Shares concerned.

Montreal, Quebec, Canada
On behalf of The Seagram Company Ltd. to signify acceptance:
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